Exhibit 99.01
Dexcom Reports First Quarter 2020 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-April 28, 2020) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended March 31, 2020.

First Quarter 2020 and COVID-19 Pandemic Response Highlights:

•	Revenue grew 44% versus the same quarter of the prior year to $405.1 million

•	U.S. revenue growth of 39% and international revenue growth of 61%

•	GAAP operating income of $33.6 million or 8.3% of revenue. Non-GAAP operating income* of $43.3 million or 10.7% of revenue

•	Obtained the CE Mark for use of the Dexcom G6 CGM system during pregnancy

•	Received regulatory approvals for Dexcom G6 in Australia, Japan, and South Korea

•	After the close of the first quarter, Dexcom announced the following initiatives in response to the COVID-19 pandemic:

◦
Dexcom is making its CGM systems available for use in hospital settings and other healthcare facilities to support COVID-19 healthcare related efforts during the current pandemic. Remote monitoring with Dexcom CGM systems aims to reduce healthcare provider exposure and preserve personal protective equipment. Dexcom to donate up to 10,000 display devices.

◦	New patient assistance program to aid current U.S. customers who have lost insurance due to the COVID-19 pandemic.

“Our strong first quarter results demonstrate the continued momentum in our business, driven by growing awareness and customer satisfaction with our G6 CGM technology.” said Kevin Sayer, Dexcom’s Chairman, President and CEO. “From the outset of the COVID-19 pandemic, the Dexcom teams have worked tirelessly to prioritize the safety of our employees, excellent service to our customer base, and the needs of the broader healthcare community. We continue to monitor developments in this unprecedented situation and are pressing forward with our key initiatives in support of Dexcom’s long-term growth opportunity.”

2020 Annual Guidance

Dexcom is temporarily suspending its 2020 guidance, which was previously issued on February 13, 2020, due to uncertainties related to the duration and scope of the COVID-19 pandemic. During the crisis, the company has seen benefits in the shift to telemedicine and growing appreciation for Dexcom’s real-time connectivity for virtual diabetes care as well as patient monitoring in the hospital setting. Concurrently, the company anticipates some impact to new patients during the period of broad stay-at-home orders and as clinicians shift to adopt virtual care models.

Dexcom plans to monitor these potential positive and negative impacts closely and may provide an update as greater visibility on the future outlook develops.

First Quarter 2020 Financial Results

Revenue: In the first quarter of 2020, worldwide revenue grew 44% to $405.1 million, up from $280.5 million in the first quarter of 2019. Volume growth in conjunction with strong new patient additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

Gross Profit: GAAP gross profit totaled $256.5 million or 63.3% of sales for the first quarter of 2020, compared to $168.8 million or 60.2% of sales in the first quarter of 2019. Non-GAAP gross profit* totaled $258.7 million or 63.9% of sales for the first quarter of 2020, compared to $168.8 million or 60.2% of sales in the first quarter of 2019. The first quarter 2020 non-GAAP amount excludes $2.2 million of incremental labor costs incurred as a result of the COVID-19 outbreak.

Operating Income: GAAP operating income for the first quarter of 2020 was $33.6 million, compared to a GAAP operating loss of $14.4 million for the first quarter of 2019.

Non-GAAP operating income* for the first quarter of 2020 was $43.3 million, compared to a non-GAAP operating loss of $7.6 million for the first quarter of 2019. The first quarter 2020 non-GAAP amount excludes $6.1 million of litigation settlement costs and $3.2 million of incremental costs incurred as a result of the COVID-19 outbreak primarily related to payroll, consulting support, IT infrastructure and facilities costs. The first quarter 2019 non-GAAP amount excludes $6.4 million of business transition and related costs.

Net Income and Net Income per Share: GAAP net income was $19.9 million, or $0.21 per diluted share, for the first quarter of 2020, compared to GAAP net loss of $26.9 million, or $0.30 per diluted share, for the same quarter of 2019.

Non-GAAP net income* was $41.4 million, or $0.44 per diluted share, for the first quarter of 2020, compared to a non-GAAP net loss of $4.6 million, or $0.05 per diluted share, for the same quarter of 2019. The first quarter 2020 non-GAAP amount excludes $11.8 million of non-cash interest expense related to Dexcom’s senior convertible notes, $6.1 million of litigation settlement costs and $3.2 million of incremental costs incurred as a result of the COVID-19 outbreak. The first quarter 2019 non-GAAP amount excludes $11.3 million of non-cash interest expense related to Dexcom’s senior convertible notes, $6.4 million of business transition and related costs and $4.2 million of loss related to equity investments.

Cash and Liquidity: As of March 31, 2020, Dexcom held $1.5 billion in cash and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (800) 447-0521 (US/Canada) or (847) 413-3238 (International) and use the confirmation number “49260063” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table E.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including statements with respect to the impacts of the COVID-19 pandemic on Dexcom and the timing of updated 2020 annual guidance. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, as filed with the Securities and Exchange Commission on April 28, 2020. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

MEDIA CONTACT:
James McIntosh
(619) 884-2118

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value and share data)

	March 31, 2020	December 31, 2019
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$584.6	$446.2
Short-term marketable securities	925.9	1,087.1
Accounts receivable, net	300.7	286.3
Inventory	141.9	119.8
Prepaid and other current assets	42.6	30.0
Total current assets	1,995.7	1,969.4
Property and equipment, net	346.1	321.3
Operating lease right-of-use assets	73.8	71.5
Goodwill	18.6	18.6
Other assets	13.7	14.2
Total assets	$2,447.9	$2,395.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$267.5	$256.4
Accrued payroll and related expenses	59.0	88.5
Operating lease liabilities, current portion	14.5	13.6
Deferred revenue	1.8	1.7
Total current liabilities	342.8	360.2
Long-term senior convertible notes	1,072.4	1,059.7
Operating lease liabilities, net of current portion	77.3	72.4
Other long-term liabilities	20.9	20.1
Total liabilities	1,513.4	1,512.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value, 200.0 million shares authorized; 93.1 million and 92.3 million shares issued and outstanding, respectively, at March 31, 2020; and 92.4 million and 91.6 million shares issued and outstanding, respectively, at December 31, 2019	0.1	0.1
Additional paid-in capital	1,706.5	1,675.9
Accumulated other comprehensive income	3.7	2.3
Accumulated deficit	(675.8)	(695.7)
Treasury stock, at cost; 0.8 million shares at March 31, 2020 and December 31, 2019	(100.0)	(100.0)
Total stockholders’ equity	934.5	882.6
Total liabilities and stockholders’ equity	$2,447.9	$2,395.0

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues	$405.1	$280.5
Cost of sales	148.6	111.7
Gross profit	256.5	168.8
Operating expenses:
Research and development	73.1	59.0
Selling, general and administrative	149.8	124.2
Total operating expenses	222.9	183.2
Operating income (loss)	33.6	(14.4)
Interest expense	(15.4)	(14.9)
Loss from equity investments	—	(4.2)
Interest and other income, net	4.2	6.9
Income (loss) before income taxes	22.4	(26.6)
Income tax expense	2.5	0.3
Net income (loss)	$19.9	$(26.9)

Basic net income (loss) per share	$0.22	$(0.30)
Shares used to compute basic net income (loss) per share	91.8	90.3
Diluted net income (loss) per share	$0.21	$(0.30)
Shares used to compute diluted net income (loss) per share	94.1	90.3

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
U.S. revenue	$292.3	$210.5
Year over year growth	39%	45%
% of total revenue	72%	75%

International revenue	$112.8	$70.0
Year over year growth	61%	79%
% of total revenue	28%	25%

Total revenue (1)	$405.1	$280.5
Year over year growth	44%	52%

(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Sensor and other revenue (1) (2)	$325.0	$211.9
Year over year growth	53%	61%
% of total revenue	80%	76%

Hardware revenue (1)(3)	$80.1	$68.6
Year over year growth	17%	31%
% of total revenue	20%	24%

Total revenue (4)	$405.1	$280.5
Year over year growth	44%	52%

(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP gross profit	$256.5	$168.8
COVID-19 costs (1)	2.2	—
Non-GAAP gross profit	$258.7	$168.8

GAAP operating income (loss)	$33.6	$(14.4)
Amortization of intangible assets	0.6	0.4
Business transition and related costs (2)	(0.2)	6.4
COVID-19 costs (1)	3.2	—
Litigation settlement costs (3)	6.1	—
Non-GAAP operating income (loss)	$43.3	$(7.6)

GAAP net income (loss)	$19.9	$(26.9)
Business transition and related costs (2)	(0.2)	6.1
COVID-19 costs (1)	3.2	—
Depreciation and amortization	13.0	9.9
Litigation settlement costs (3)	6.1	—
Loss from equity investments (4)	—	4.2
Share-based compensation	23.9	25.0
Interest expense and interest income	9.4	7.5
Income tax expense	2.5	0.3
Adjusted EBITDA	$77.8	$26.1

GAAP net income (loss)	$19.9	$(26.9)
Amortization of intangible assets	0.6	0.4
Business transition and related costs (2)	(0.2)	6.4
COVID-19 costs (1)	3.2	—
Litigation settlement costs (3)	6.1	—
Loss from equity investments (4)	—	4.2
Non-cash interest expense (5)	11.8	11.3
Tax effect of adjustments (6)	—	—
Non-GAAP net income (loss)	$41.4	$(4.6)

GAAP diluted net income (loss) per share	$0.21	$(0.30)
Impact of diluted shares on net income (basic net loss) per share (7)	—	—
Amortization of intangible assets	0.01	—
Business transition and related costs (2)	—	0.07
COVID-19 costs (1)	0.03	—
Litigation settlement costs (3)	0.06	—
Loss from equity investments (4)	—	0.05
Non-cash interest expense (5)	0.13	0.13
Tax effect of adjustments (6)	—	—
Non-GAAP net income (loss) per share (8)	$0.44	$(0.05)

Shares used in GAAP diluted per share calculations:	94.1	90.3
Shares used in non-GAAP per share calculations:	94.1	90.3

(1) Represents costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely.
(2) Business transition costs are primarily related to the Restructuring Plan that DexCom announced on February 21, 2019.
(3) Represents costs associated with a settlement of litigation and proceedings related to a patent infringement lawsuit.

(4) Loss from equity investments is related to our investment in Tandem Diabetes Care, Inc.
(5) Non-cash interest expense represents accretion of the debt discount associated with our 2022 and 2023 Senior Convertible Notes.
(6) We are tax-effecting GAAP-only items at a 0% tax rate because we record a full valuation allowance on our deferred tax assets.
(7) Basic and diluted net loss per share are the same because in loss periods common share equivalents are anti-dilutive and therefore excluded from the calculation of diluted loss per share. The per share adjustments labeled “Impact of diluted shares on net income (basic net loss) per share” are necessary to transition from or to diluted net income per share, which includes diluted shares.
(8) The sum of the non-GAAP net income (loss) per share components may not equal the totals due to rounding.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated April 28, 2020 contains non-GAAP financial measures. Table E reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share as well as adjusted EBITDA.

Dexcom reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We believe that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from non-GAAP gross profit:

•	COVID-19 costs

We exclude the following items from non-GAAP operating income (loss):

•	Amortization of intangible assets

•	Business transition and related costs

•	COVID-19 costs

•	Litigation settlement costs

In addition, we exclude the following items from non-GAAP net income (loss) and non-GAAP net income (loss) per share:

•	Amortization of intangible assets

•	Business transition and related costs

•	COVID-19 costs

•	Litigation settlement costs

•	Loss from equity investments

•	Non-cash interest expense on senior convertible notes

•	Income tax effects of non-GAAP adjustments

We believe that presentation of financial results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results as well as comparison of operating results across reporting periods. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management.

The following are descriptions of the items we exclude from non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Amortization of intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity on our balance sheet and amortize them over their useful lives. We exclude these non-cash amortization charges from our non-GAAP financial measures.

Business transition and related costs. Represents costs associated with acquisition, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities. We exclude business transition and related costs from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

COVID-19 costs. Represents costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely. Cost incurred include items like incremental payroll costs, consulting support, IT infrastructure and facilities related costs. We exclude these costs from our non-GAAP financial measures.

Income and loss from equity investments. Income and loss from equity investments is related to our investment in Tandem Diabetes Care. We exclude income and loss from equity investments from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

Income tax effects of non-GAAP adjustments. We currently reflect no income tax effects for our non-GAAP adjustments because we record a full valuation allowance on our deferred tax assets.

Litigation settlement charge. Represents costs associated with the settlement of litigation and proceedings related to a patent infringement lawsuit. We exclude significant one-time litigation settlement charges and related costs when evaluating our operating performance because we do not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance.

Non-cash interest expense. Represents the accretion of the debt discount associated with our 2022 Notes and 2023 Senior Convertible Notes. We exclude these non-cash interest expenses from our non-GAAP financial measures.

Adjusted EBITDA excludes non-cash operating charges for share-based compensation and depreciation and amortization as well as non-operating items such as interest income, interest expense, income and loss from equity investments, and income tax expense. Adjusted EBITDA also excludes non-cash collaborative research and development fees, business transition costs, COVID-19 costs, litigation settlement costs, and related costs for the reasons explained above.